CONFORMED COPY






                               DATED 14 June 2005
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                       (1) ALCONBURY PROPERTIES II LIMITED




                            (2) SERVICEPHARM LIMITED




                         (3) LIFE SCIENCES RESEARCH INC





                                      LEASE

                 of Eye Research Centre Occold Suffolk IP23 4PX
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             Commencing:                                  14 June 2005
             Term of Years:                                         30
                                                                   ---
             Expires:                                     14 June 2035
                                                                  ----

             Rent (pound)           p.a. subject to annual fixed increases
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


CONTENTS

1        DEFINITIONS AND INTERPRETATION....................................1

2        DEMISE AND PREMISES...............................................5

3        TERM..............................................................6

4        RENT..............................................................7

5        TENANT'S COVENANTS................................................7

6        PROVISOS.........................................................27

7        TENANT'S EFFECTS.................................................32

8        LANDLORD'S COVENANTS.............................................33

9        GUARANTEE........................................................33

10       OPTION TO RENEW..................................................33

11       BUILDING ADDITION................................................34

12       CHANGE OF CONTROL................................................35

13       PRE-EMPTION......................................................35

14       EXCLUSION OF LANDLORD AND TENANT ACT 1954 SECTIONS 24-28.........37

15       JURISDICTION.....................................................37

SCHEDULE 1................................................................38
Contractual Guarantee.....................................................38
SCHEDULE 2................................................................40
Authorised Guarantee Agreement............................................40

THIS LEASE is entered on the 14 June 2005 BETWEEN:-


(1) The Landlord: ALCONBURY PROPERTIES II LIMITED whose registered office is at 3rd Floor Omar Hodge Building Wickhams Cay 1 PO Box 362 Road Town Tortola British Virgin Islands; and

(2) The Tenant: SERVICEPHARM LIMITED whose registered office is at Hollows Farm Woolley Road Alconbury Huntingdon Cambridgeshire PE28 4HS a company registered in England under number 5393793; and

(3) The Guarantor: LIFE SCIENCES RESEARCH INC a company registered and incorporated under the laws of Maryland whose executive office is at PO Box 2360 Mettlers Road East Millstone NJ0 7601.

1    DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this clause and in this lease the following expressions shall bear the following meanings respectively:-

1.1.1 "Conduits" conduits, pipes, drains, sewers, soakaways, channels, culverts, gutters, flues, ducts, wires, cables, aerials, optic fibres or other media for the passage or transmission of water, soil, gas, air, smoke, electricity, light, information or other matters and all ancillary structures and equipment or any of them;

1.1.2 "the Construction Regulations" the Construction (Design and Management) Regulations 1994 and all regulations and orders included by clause 1.2.7;

1.1.3 "Control" in relation to a body corporate, the power of a person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that person:

     (a) by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

     (b) by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate,

     and a Change of Control occurs if a person who controls any body corporate ceases to do so or if another person acquires control of it.

1.1.4 "Disposition" as defined under section 205 of the Law of Property Act 1925 but this term shall not include any (i) gifts, (ii) transfer of stock,
     (iii) transfers by operation of law such as mergers, dissolutions or reorganisations, (iv) transfers to an Associate of the Landlord, or (v) involuntary transfers such as foreclosures, deeds in lieu of foreclosure, court ordered liquidations, receiverships, sequestrations, custodianships, bankruptcies or condemnations;

1.1.5 "Hazardous Materials" chemicals, pollutants, contaminants, wastes, petroleum, petroleum products, pesticides, dangerous or noxious or hazardous or toxic or carcinogenic or radioactive or explosive or combustible or inflammable substances and materials including, in particular but without limitation, the substances prescribed in Schedules 4, 5 and 6 of the Environmental Protection (Prescribed Processes and Substances) Regulations 1991 and as specified in regulations made under section 5 of the Planning (Hazardous Substances) Act 1990 or the Notification of Installations Handling Hazardous Substances Regulations 1982 or the Control of Substances Hazardous to Health Regulations 1988 and shall include any substances the presence of which may (alone or in combination with other substances) give rise to pollution of the environment as defined in section 1(3) Environmental Protection Act 1990 or to the Premises being or becoming contaminated land as defined in section 78(2) Environmental Protection Act 1990;

1.1.6 "the Insured Risks" (subject to such exclusions and limitations as may be imposed by the insurers and to the extent that insurance against such risks may ordinarily and reasonably be arranged in the United Kingdom market with an insurer of good repute) fire (including subterranean fire), earthquake, bursting or overflowing of water tanks, apparatus or pipes, sprinkler leakage, riot or civil commotion, strikes, labour or political disturbance, damage by malicious persons, explosion (including explosion of boilers and other heating apparatus), lightning, thunderbolt, storm, tempest, flood, impact by any road vehicle, aircraft, or other aerial device or articles dropped therefrom (in time of peace), accidental damage to underground pipes and cables, subsidence, heave and landslip;

1.1.7 "Interest" interest at the rate of four percentage points above the base rate from time to time of National Westminster Bank Plc during the period from the date on which the expenditure is incurred or from which the interest is expressed to run to the date of payment as well before as after any judgment and if such base rate shall for any reason cease to be used or published then interest calculated by reference to such other comparable commercial rate as the parties may agree or in default of agreement as may be determined by an independent person to be nominated in the absence of agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of the Landlord (and the fees of such person including the cost of his appointment to be borne equally by the Landlord and the Tenant);

1.1.8 "Landlord's Land" the Landlord's land at Occold Suffolk edged blue on the Plan being the property registered at H.M. Land Registry with Absolute Title number SK156408 and any modification of it whether by way of extension or reduction and which shall include (inter alia where the context so admits) all buildings and other structures on the Landlord's Land from time to time and any additions and improvements to them and all landlord's fixtures, fittings, plant, machinery, apparatus, equipment and Conduits in or serving the Landlord's Land or any part of it (except those of statutory undertakers) and all party structures, boundary walls, railings and fences;

1.1.9 "the Landlord's Surveyor" any person (being an associate or fellow of the Royal Institution of Chartered Surveyors) or firm (one at least of whose members shall be so qualified) (whether or not an employee of the Landlord) appointed by or acting for the Landlord to perform the function of a surveyor for any purpose of this lease;

1.1.10 "Legal Requirements" all statutes, regulations and orders and all requirements, directions, codes of practice, circulars and guidance notes of or issued by any competent authority exercising powers under statute or Royal Charter and all directly applicable EU law and case law;

1.1.11 "the Order" the Regulatory Reform (Business Tenancies)(England and Wales) Order 2003;

1.1.12 "the Perpetuity Period" the period of 80 years from the commencement of the term and this period shall for the purposes of this lease represent the period specified by Section 1 of the Perpetuities and Accumulations Act 1964;

1.1.13 "the Plan" the plan or plans attached to this lease;

1.1.14 "the Planning Acts" the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, and all statutes referred to in any of them to the extent that they remain in force and all statutes regulations and orders included by clause 1.2.7;

1.1.15 "the Premises" The Eye Research Centre Occold Suffolk IP23 7PX delineated by red edging on the Plan which shall include (inter alia where the context so admits) any additions, improvements, fixtures and fittings, window frames, glass, window furniture, sash cords, all doors, door frames, and door furniture, sanitary apparatus and gas, electrical, water, heating, ventilating, air conditioning and air handling installations, lifts, boilers, plant, machinery, fire fighting or prevention equipment, roofs, gutters, walls, fences, Conduits, stairs, passages and halls;

1.1.16 "the Registered Entries" all matters referred to in the property and charges registers to title number SK156408 at the date of this lease copies of which registers are annexed to this lease;

1.1.17 "VAT" Value Added Tax chargeable under the Value Added Tax Act 1994 or under the Sixth Council Directive of the Council of the European Communities (77/388/EC) or under any rule regulation order or instrument authorised to be made by that Act or by that Directive or any identical or substantially similar tax which may replace such Value Added Tax.

1.2  Interpretation

1.2.1 Wherever the context so admits, references in this lease to the Landlord include the immediate reversioner for the time being and references in this lease to the Tenant include the successors in title of the Tenant.

1.2.2 At any time when the Landlord, the Tenant or the Guarantor (if any) comprise two or more persons such expressions shall include all or either or any such persons and obligations expressed or implied to be made by or with any of them shall be deemed to be made by or with such persons jointly and severally.

1.2.3 References to any right exercisable by the Landlord shall where the context so admits include the exercise of such right by any superior lessor and all persons authorised by the Landlord or any superior lessor.

1.2.4 References in this lease to the term shall mean the term of years granted by this lease and references in this lease to the contractual term shall mean the term expressed to be granted by clause 3.

1.2.5 Any right in this lease to have access to or entry upon the Premises shall be construed as extending to all persons authorised by the Landlord including agents, professional advisers, contractors, workmen and others.

1.2.6.1 In any case in which the consent or approval of the Landlord is required under this lease the giving of such consent or approval shall be conditional upon the consent or approval of any superior lessor being obtained so far as may be required and the Landlord shall at the request and cost of the Tenant use reasonable endeavours to obtain any such consents or approvals whenever they may be required.

1.2.6.2 Any consent or approval of the Landlord under this lease shall only be valid if given by deed unless the Landlord has by express written waiver dispensed with the requirement for a deed in any particular case or class of cases.

1.2.7 Any reference in this lease to a statute or order or other Legal Requirement shall include from time to time throughout the term any statutory extension, modification, re-enactment or amendment of such statute or order or Legal Requirement and any regulations and orders made under them, but if this lease defines the permitted use of the Premises by reference to the Town and Country Planning (Use Classes) Order 1987 the reference shall be to that order in the form in which it is in force on the date when this lease is entered.

1.2.8 Any covenant in this lease by the Tenant not to do an act or thing shall be deemed to include an obligation not to agree or suffer such act or thing to be done and to use reasonable endeavours to prevent such act or thing being done by another person.

1.2.9 Any reference in this lease to development shall have the meaning given by section 55 of the Town and Country Planning Act 1990.

1.2.10 Any reference in this lease to parting with possession shall be deemed to include sharing possession or parting with or sharing occupation or holding the Premises on trust for another.

1.2.11 Wherever the context so admits or requires references in this lease to the Premises shall include any part of the Premises.

1.2.12 Headings of paragraphs and of schedules (if any) and the front cover and contents section of this lease shall be deemed not to form part of this lease and shall not be taken into account in the construction or interpretation of this lease.

1.2.13 References in this lease to any clause, subclause or schedule without further designation shall be construed as references to the clause or subclause of or schedule to this lease so numbered.

1.2.14 References in this lease to this lease shall (except in the case of references to the date of this lease or the date of entry into this lease) be construed as a reference to this lease and any deed, licence, consent or other instrument supplemental to this lease.

1.2.15 Any reference in this lease to landlord covenants, tenant covenants or an authorised guarantee agreement shall have the same meaning as that given by section 28(1) of the Landlord and Tenant (Covenants) Act 1995.

2    DEMISE AND PREMISES

2.1  The demise

     The Landlord demises to the Tenant the Premises.

2.2  Ancillary Rights

     The Landlord grants to the Tenant (in common with the Landlord and all others entitled and insofar only as the Landlord is entitled to grant the same and subject to any existing or future regulations made by the Landlord) rights:-

2.2.1 of way on foot or with vehicles over the roads on the Landlord's Land and on foot only over those areas designed for use by pedestrians only in the Landlord's Land in each case for the purpose of obtaining access to and from the Premises and without causing obstruction to others entitled to use the same;

2.2.2 to the free passage of water, soil, gas, electricity and telecommunications to and from the Premises through such of the Conduits as are now or may within the Perpetuity Period be in, upon or under any other part of the Landlord's Land and any neighbouring premises of the Landlord all such rights to be so far as necessary for the enjoyment of the Premises;

2.2.3 to enter the Landlord's Land in order to carry out repairs, rebuilt, maintain buildings on the Premises, but only to the extent that such works cannot be done on the Premises itself and those exercising such rights given the Landlord at least 5 working days prior written notice (except in emergency) and cause as little damage and interference to the Landlord or an occupier of the Landlord's Land as reasonably possible, and make good any damage caused as soon as reasonably possible to the reasonable satisfaction of the Landlord or the occupier of the Landlord's Land;

2.2.4 to enter the Landlord's Land in order to connect to, maintain, repair, renew or replace the Conduits which serve or are to serve the Premises provided those exercising this right have given the Landlord or the occupier of the Landlord's Land at least 5 working days prior written notice (except in an emergency) and causes as little interference and damage to the Landlord or an occupier of the Landlord's Land as reasonably possible and make good any damage caused as soon as reasonably possible to the reasonable satisfaction of the Landlord or the occupier of the Landlord's Land.

2.3  Excepted and reserved rights

     There are excepted and reserved from the demise, in favour of the Landlord and all others now entitled or who may become entitled, rights:-

2.3.1 to the free passage of water, soil, gas, electricity and telecommunications from and to any neighbouring premises through such of the Conduits as are now in, upon or under the Premises or which may subsequently be installed or constructed within the Perpetuity Period;

2.3.2 to light, air, support and protection such as are capable of being enjoyed by any neighbouring premises of the Landlord;

2.3.3 to enter the Premises for the purposes and in the manner mentioned in this lease but on the basis that the Landlord is to provide to the Tenant (except in cases of emergency in which case the Landlord shall use reasonable endeavours to comply with the remaining provisions of this sub clause 2.3.3) one week before the rights of entry on to the Premises is due to be exercised details about those entering the Premises so as to enable the Tenant to carry out security checks on those individuals and the Landlord agrees that the Tenant has the right to refuse entry to such individuals if they fail the said security check in which case the Landlord will provide a substitute and the verification process will be repeated and further the Landlord shall ensure that any person entering the Premises shall cause as little damage or inconvenience as possible and shall not interfere with the business or goods of the Tenant or of the lawful occupiers of the Premises and shall make good all damage thereby caused as soon as reasonably possible and shall observe and perform the reasonable regulations and security requirements provided by the Tenant; and

2.3.4 to enter the Premises at all times for any purpose including but not limited to any redevelopment work to neighbouring premises and to connect to maintain repair renew or replace Conduits at the Premises which serve adjoining premises.

2.4  Subjections

     The demise is made subject to:-

2.4.1 all easements and similar rights and privileges to which the Premises are or may be subject;

2.4.2 the Registered Entries.

3    TERM

     The term granted by this lease is thirty years commencing on 14 June 2005 ("the Commencement Date") and ending on 13 June 2035.

4    RENT

4.1  Reserved rents

     The rents reserved by this lease is:-

4.1.1 the yearly rent stated in or ascertained in accordance with clause 4.2;

4.1.2 any VAT chargeable on any of the rents reserved by the preceding provisions of this clause 4.

4.2  Yearly Rent

     The yearly rent payable during the Term will be in accordance with the attached schedule of rents and paid in the manner and times provided for in that schedule and in this lease.

5    TENANT'S COVENANTS

     The Tenant  covenants with the Landlord in the terms set out in this clause
     5.

5.1  Rent payment

5.1.1 To pay the yearly rent stated in or ascertained in accordance  with clause
     4.2 without deduction or set-off by four equal payments in advance on or before the usual quarter days (or such other days (not more than 4 in each year and at least 2 months apart) as the Landlord may from time to time require by not less than 3 months' notice to the Tenant) by (unless the Landlord shall from time to time express a contrary requirement to the Tenant in writing) banker's standing order (the first payment made on the date of this lease being an appropriate proportion from the date of this lease to the next quarter day after the date of this lease).

5.1.2 If and for so long as the amount of the yearly rent which the Tenant is liable to pay shall be restricted by law, the Tenant shall instead of the yearly rent pay the maximum amount of rent which such restriction may from time to time allow.

5.2  Outgoings

     To indemnify the Landlord during the term of this Lease against all existing and future rates, taxes and outgoings payable for the Premises and such proportion as shall (so far as concerns matters of fact) be conclusively determined by the Landlord's Surveyor of those payable for the Premises excluding any payable by the Landlord occasioned by receipt of the rents or by any disposition of dealing with or ownership of any interest reversionary to the interest created by this Lease.

5.3      Insurance

5.3.1 To keep the Premises insured at Lloyds or with an insurance company previously approved by the Landlord (and for the avoidance of doubt the Landlord approves the Tenant's current insurance arrangements a copy of which is attached to this Lease and the Tenant covenants to at least maintain that level of insurance coverage for the term) against loss or damage by or in consequence of the Insured Risks (together with such other risks as the Landlord shall in its reasonable discretion require the Tenant to insure against) for an amount sufficient to meet all the expense of and incidental to rebuilding and reinstating the Premises including cover for demolition, site clearance, hoarding, propping and incidental expenses and the fees of architects, surveyors, consulting engineers and solicitors employed by the Landlord or by the Tenant in connection therewith and VAT and (if the Landlord shall so require) to insure against payment of three years' (or such longer period as the Landlord shall reasonably require) actual or anticipated rent for the Premises and so that every policy of such insurance shall be a policy not avoidable on account of the storing, keeping or handling of petrol or any other inflammable substance on the Premises or for any other reason in connection with the use of the Premises and shall contain an express provision that if rebuilding and reinstatement of the Premises shall be frustrated or otherwise impracticable the insurers shall indemnify the Landlord and the Tenant on the basis of the loss in value of their respective interests in the Premises.

5.3.2 To pursue diligently (in the case of damage or destruction by any of the Insured Risks) the recovery of sums due from the insurer (in compliance with the requirements of such insurer) and to:-

5.3.2.1 place those sums (when received from the insurers) on deposit with such bank as the Landlord shall nominate in writing in an interest earning account opened in the joint names of the Landlord and the Tenant, such sums to be released (including the interest earned) to the extent authorised by certificates issued by professionally qualified persons (independent of but engaged by the Tenant) as the work of rebuilding or reinstatement progresses;

5.3.2.2 apply for and use reasonable endeavours to obtain all necessary planning permissions, building regulation consents and other licences and consents ("the rebuilding consents") other than in respect of those buildings on the Premises which are identified in the schedule attached hereto and titled "Old Buildings";

5.3.2.3 commence (subject to having obtained the rebuilding consents) the rebuilding or reinstatement within whichever is the earlier of 12 months of the happening of the damage or destruction and one month after the Landlord shall have given notice requiring the Tenant to commence the rebuilding or reinstatement other than in respect of those buildings on the Premises which are identified in the schedule attached hereto and titled "Old Buildings";

5.3.2.4 proceed with all reasonable speed to the completion of the rebuilding or reinstatement in a good and substantial manner so as to comply with the rebuilding consents and a set of plans and specifications to which the Tenant shall have sought and obtained the Landlord's previous approval (such approval not to be unreasonably withheld or delayed) (but not so as to provide accommodation identical in layout to the Premises if it would not be reasonably practicable to do so) other than in respect of those buildings on the Premises which are identified in the schedule attached hereto and titled "Old Buildings";

5.3.2.5 apply all moneys received under such insurance to effect such rebuilding or reinstatement other than in respect of those buildings on the Premises which are identified in the schedule attached hereto and titled "Old Buildings"; and

5.3.2.6 make up any deficiency out of the Tenant's own money.

5.3.3 To produce evidence to the Landlord of the Tenant's insurance effected in accordance with clause 5.3.1 whenever reasonably required by the Landlord.

5.3.4 To repay to the Landlord within 21 days of receiving a written demand with Interest the cost to the Landlord of effecting the insurance described in clause 5.3.1 if the Tenant shall have failed to insure or produce evidence of that insurance but without obligation on the part of the Landlord to effect that insurance.

5.3.5 To notify the Landlord as soon as reasonably possible after the Tenant becomes aware of the same:-

5.3.5.1 of any reasonable matter (including but not limited to any conviction judgment or finding of any court or tribunal relating to the Tenant or any director officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance in respect of any of the Insured Risks with a reputable insurance company or Lloyd's syndicate in either case independent of the Tenant; and

5.3.5.2 if any event or thing happens in or relating to the Premises against which the Premises are insured under the terms of this lease.

5.3.6 Not to knowingly do or omit anything whereby any policy of insurance on the Premises may become void or voidable or otherwise prejudiced nor (unless the Tenant shall have previously notified the Landlord and have paid the increased premium) anything whereby abnormal or loaded insurance premiums may become payable.

5.3.7 To comply at all times with the reasonable requirements of the insurers relating to the Premises (provided the same have been notified to the Tenant in writing where the Landlord insures the Premises under clause 5.3.4).

5.3.8 Not to effect any insurance of or relating to the Premises except that provided for or referred to in this lease save that the Tenant may effect insurance of loss of profit, tenant's fixtures, fittings, stock and other comprehensive risks in such sums as the Landlord shall approve in relation to any items forming part of the Premises.

5.3.9 If at any time the Tenant shall become entitled to the benefit of any insurance proceeds (other than in respect of the matters referred to in clause 5.3.8) in respect of the Premises (arising out of a policy which is not effected or maintained in pursuance of any obligation contained in this lease) to apply such proceeds in making good the loss or damage to which those proceeds relate.

5.4  Waste and alterations

5.4.1 Not to make any addition to the Premises unless otherwise specified by this clause 5.4.

5.4.2 The Tenant shall have the right to make any alterations or improvements to existing buildings, whether structural or non-structural, without the prior written consent of Landlord ("Alterations");

5.4.2.1 provided, however, that Tenant shall notify Landlord in writing of such Alterations which are of a structural nature only at least two (2) months prior to commencing work on such Alterations, and such notice shall describe the work in detail, and confirm by a third party appraiser satisfactory to Landlord (the Landlord acting reasonably) that no such Alterations would damage or diminish the value of the Property or Improvements.

5.4.2.2 Any such Alterations which are of a structural nature only shall be subject, however, in all cases to the following:-

5.4.2.3 any Alteration (being of a structural nature only) shall be made with at least two (2) months' prior notice to the Landlord, unless a governmental authority requires otherwise or except in the case of an emergency, in which case, Tenant shall give Landlord as much notice as is reasonably practicable, accompanied by a copy of the proposed plans and specifications in detail reasonably sufficient for Landlord to review same and shall be made promptly at the sole cost and expense of the Tenant and in a good and workmanlike manner and in compliance in all material respects with all applicable laws, ordinances, codes, rules, regulations, permits and authorizations promulgated or issued by any governmental authority having jurisdiction thereof. Upon Landlord's request, to be made not more frequently than once per calendar year, Tenant shall deliver to Landlord "as-built" plans and specifications for any work theretofore completed. For the avoidance of doubt no prior notification to the Landlord is needed in the case of non-structural alterations (which includes the erection, alteration and removal of internal demountable non-structural partioning) carried out by the Tenant;

5.4.2.4 notice is hereby given that Landlord shall not be liable for any labor or materials furnished to or for the Tenant. Furthermore, notice is hereby given to Tenant and Tenant's mechanics, laborers and materialmen with respect to the Property that no mechanic's, materialman's or laborer's lien shall attach to or affect the reversion or other interest of Landlord in or to the Property;

5.4.2.5 no Alteration shall, when completed, be of such a character as to render the Property anything other than a complete, self-contained structural unit, capable of being operated for the uses permitted herein;

5.4.2.6 all Alterations (of a structural nature only), including fixtures, work, additions, improvements or equipment installed or made by Tenant, or at Tenant's expense, upon or in the Property shall be the Property of Landlord. Notwithstanding the foregoing, Landlord shall have the right and privilege at any time up to three (3) months prior to the contractual expiry date of this Lease (or within a reasonable time prior to the termination of the term of this Lease, if termination is other than by the scheduled expiration of the term), to provide written notice to Tenant that any such Alteration of a structural nature shall be removed (the Landlord exercising such right reasonably) in which event, Tenant shall, at its own cost and expense and prior to the expiration of the term of this Lease, remove the same in accordance with such reasonable request, and restore the Property to its original condition, reasonable wear and tear and damage by casualty or condemnation excepted; provided, however, at the time Tenant submits the information to Landlord required pursuant to this clause 5.4 for a Tenant Alteration, Tenant shall have the right to submit a written request to Landlord inquiring whether Landlord will require the removal of the Alteration at the expiration or termination of this Lease. If Tenant fails to so remove and restore, Landlord shall have the right to remove such property and to dispose of the same and to restore the Property without accountability to Tenant, and at the sole cost and expense of Tenant. In the event of any physical damage to the Property as a result of the removal of such property, Tenant shall as soon as reasonably possible repair such physical damage or, in default thereof, shall within 21 days of receiving a written request reimburse Landlord for Landlord's reasonable and proper costs and expenses in repairing such physical damage, and the provisions of this sentence shall survive the expiration of the term of this Lease. All personal property and moveable equipment owned by Tenant upon or in the Property shall remain the property of Tenant unless Tenant fails to remove such personal property or equipment upon termination of this Lease or surrender by Tenant of the Property to Landlord, all in accordance with the provisions set forth above with respect to removals at Landlord's request;

5.4.2.7 in no manner interfering with the exercise of any right of any third party referred to in the Registered Entries;

5.4.2.8 and causing as little physical damage, disturbance and interference to the Landlord, and as is reasonably possible and making good any physical damage caused as soon as reasonably possible and to the reasonable satisfaction of the Landlord.

5.4.3 The Landlord grants the Tenant a right to demolish those buildings on the Premises and which are identified in the schedule attached hereto and titled "Old Buildings" the Tenant having first given three months prior written notice to the Landlord indicating its intention to exercise such a right.

5.5  Repairs

5.5.1 To keep the whole of the Premises clean and tidy and clear of rubbish and in good and substantial repair and as often as may be necessary to rebuild, reinstate or replace the Premises notwithstanding that the need for such rebuilding, reinstatement or replacement may be due to some inherent defect therein and so that the Tenant's liability shall not be limited by the age or state of the Premises. However the Landlord agrees that the repairing and dilapidation obligations provided for in this clause 5.5 will not apply to those buildings on the Premises identified by the schedule annexed to this lease and titled "Old Buildings" albeit that the Tenant must keep such buildings in such reasonable condition so that they are not hazardous to occupiers of the remaining parts of the Premises or to neighbouring owners or occupiers and do not become a visible blight on the Premises

5.5.2 To repair any physical damage caused to the Premises and to indemnify the Landlord against the loss (which shall in any event be no more than that amount successfully claimed from the Tenant's Insurers) suffered by the Landlord arising from the bursting, overflowing or obstruction of any part of the water, sanitary or heating installations within the Premises.

5.5.3 To keep all windows and glass of the Premises clean both inside and outside and unobstructed.

5.5.4 To keep in good and safe repair all Conduits and meters exclusively serving the Premises and to indemnify the Landlord and its tenants against all liability howsoever arising from any failure to repair or the misuse or overloading of such Conduits provided always that such liability will in any event be limited to the amount that can be successfully claimed from the Tenants Insurers.

5.5.5 To repair or replace immediately by articles of a similar kind and quality any lessor's fixtures, fittings, lifts, boilers, plant machinery or equipment on or in the Premises needing repair or replacement.

5.5.6 To keep all rubbish and waste enclosed in suitable receptacles situated in such areas as may be agreed between the Landlord and Tenant from time to time.

5.5.7 To give notice to the Landlord as soon as reasonably possible upon becoming aware of any material defects in the Premises.

5.6  Decoration

5.6.1 In this clause 5.6 decorate shall mean paint, repaper or otherwise treat as the case may be all surfaces usually or requiring to be so treated, having first prepared such surfaces by stripping off, stopping and priming as may be necessary, and wash down all washable surfaces and restore point and make good all brickwork stucco and stonework where necessary , all decoration being carried out well and substantially with good quality materials and where painting is involved three coats being applied to the outside and two coats to the inside.

5.6.2 To decorate the outside and inside of the Premises in 2010 and in every fifth year afterwards and in the last three months of the term whenever determined (but not those buildings on the Premises identified on the schedule annexed to this lease and titled "Old Buildings") the decoration whenever it differs from the present colour or type to be in a colour and type previously approved in writing by the Landlord's Surveyor (such approval not to be unreasonably withheld or delayed).

5.6.3 Not without the consent of the Landlord, such consent not to be unreasonably withheld or delayed to alter, cover-up or change any part of the architectural decorations or the external colour of the Premises.

5.7  Yielding up

     At the expiry or sooner determination of the term to deliver up the Premises clean and in repair and decorated in accordance with this lease (acknowledgement given by the Landlord to the fact that in the case of those buildings on the Premises which are listed in the Schedule titled "Old Buildings" that the repairing obligation is less than those for other buildings on the Premises which are not listed on such a Schedule) having first replaced any landlord's fixtures and fittings which may be worn, missing or damaged with articles of a similar kind and quality and having made good any material physical damage resulting from the removal of any tenant's fixtures, fittings, fascia or signs.

5.8  Use

5.8.1 Not to use the Premises other than (so far as concerns the buildings erected upon the Premises) for science research and development or for business purposes within the meaning of class B1 of the Town and Country Planning (Use Classes) Order 1987 ("the Order") for general industrial purposes within the meaning of class B2 of the Order.

5.8.2 Not to do on the Premises anything which may be a significant nuisance or annoyance or cause danger, injury or damage to the Landlord or any neighbouring owner or occupier.

5.8.3 Not to use the Premises for any noxious, noisy, offensive or dangerous trade, business or pursuit nor for any illegal or immoral act or purpose nor as a betting shop, sex shop, amusement arcade or leisure centre nor as a restaurant, snack bar or for catering of any description other than in respect of a staff cafeteria at the premises used by the Tenant and its employees only and not to allow on the Premises any Hazardous Materials (except for material used by the Tenant as part of the use of the Premises permitted by this lease and stored in accordance with all applicable Legal Requirements).

5.8.4 Not to use on the Premises:-

5.8.4.1 any machine other than normal machines associated with the business carried on by the Tenant which in suitable cases shall be rubber or otherwise mounted so as to minimise noise and vibration;

5.8.4.2 any machinery or sound reproduction amplifying equipment which shall be noisy or cause vibration or flashing lights or be a nuisance to the Landlord or the owners or occupiers of adjoining or neighbouring premises; or

5.8.4.3 any machine which knowingly creates any electrical disturbance outside the Premises.

5.8.5 Not to do anything which imposes an excessive load or strain on the Premises or which may cause structural damage.

5.8.6 Not to reside or sleep on the Premises.

5.8.7 Not to knowingly discharge anything into the Conduits serving the Premises which will or may be corrosive or harmful or which may cause any obstruction or deposit therein.

5.8.8 Not to leave the Premises continuously unoccupied for more than one month (save in the case of damage by any of the Insured Risks or by some other cause wholly outside the control of the Tenant) and if otherwise the Premises are continuously unoccupied for more than one month with the Landlord's prior consent (which consent shall be within the Landlord's absolute discretion) to provide such security and caretaking arrangements as are necessary to give the Premises reasonable protection from vandalism, theft or unlawful occupation and if the insurance premiums payable in respect of any adjoining or neighbouring premises are increased by reason of the Premises being unoccupied to pay to the Landlord on demand all such increased premiums.

5.9  Assignments

5.9.1 Not to assign part only of the Premises; or

5.9.2 Not to assign the whole of the Premises without first:-

5.9.2.1 obtaining the consent of the Landlord which shall not be unreasonably withheld or delayed;

5.9.2.2 satisfying, both at the date when the application for consent to assign is made and continuously until such consent is given, the circumstances specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 and set out in clause 5.9.3;

5.9.2.3  complying  with such of the  conditions  specified  for the purposes of section 19(1A) of the Landlord and Tenant Act 1927, and set out in clause 5.9.4, as the Landlord may impose; and

5.9.2.4 the period of 3 years from the date hereof expiring (and for the avoidance of doubt there is an absolute prohibition against assignment of the whole of the Premises during the first 3 years of the term).

5.9.3 The circumstances referred to in clause 5.9.2.2 are that:-

5.9.3.1 no sum due from the Tenant under this lease remains unpaid;

5.9.3.2 in the Landlord's reasonable opinion the assignee is a person who is likely to be able both to comply with the tenant covenants of this lease and to continue to be such a person following the assignment;

5.9.3.3 (without prejudice to clause 5.9.3.2) in the case of an assignment of the whole Premises to a company which is in the same group (within the meaning of section 42 of the Landlord and Tenant Act 1954) as the Tenant, in the Landlord's reasonable opinion the assignee is a person who is, and will remain, no less likely to be able to comply with the tenant covenants of this lease than the Tenant making the application for the licence to assign (which likelihood is adjudged by reference in particular to the financial strength of that Tenant aggregated with that of any guarantor and the value of any other security for the performance of the tenant covenants of the lease when assessed at the date of the grant or (where the Tenant is not the person to whom this lease was originally granted) the assignment of the Lease to that Tenant);

5.9.3.4 where the assignee or any guarantor for the assignee (other than any guarantor under an authorised guarantee agreement) has the benefit of state or diplomatic immunity that assignee or guarantor is the government of the United Kingdom, a department of that government or one of Her Majesty's Secretaries of State; and

5.9.3.5 where the assignee or any guarantor for the assignee (other than any guarantor under an authorised guarantee agreement) is a corporation registered outside England and Wales it is registered in (or, otherwise, is resident in) a jurisdiction in which the order of a court obtained in England and Wales will be enforced against the assignee or guarantor without any consideration of the merits of the case.

5.9.4 The conditions referred to in clause 5.9.2.3 are that:-

5.9.4.1 if so reasonably required by the Landlord the assignee shall upon or before any assignment and before taking occupation procure one or more guarantors reasonably acceptable to the Landlord who shall covenant by way of indemnity and guarantee (if more than one jointly and severally) with the Landlord in the terms set out in schedule 1 (with such amendments as the Landlord may reasonably require);

5.9.4.2 before either the assignee or any guarantor for the assignee has become contractually bound to take the assignment of this lease or to give a guarantee (as the case may be) the Landlord has served a notice in a form complying with the requirements of schedule 1 of the Order on:-

5.9.4.2.1 the assignee relating to the lease which the assignee might be obliged to take pursuant to schedule 2; and

5.9.4.2.2 any guarantor relating to the lease which the guarantor might be obliged to take pursuant to schedule 1 of this lease; and

5.9.4.2.3 any guarantor relating to the lease which the guarantor might be obliged to take pursuant to an obligation in substantially the same terms as schedule 2 of this lease which may be contained in the lease referred to in clause 5.9.4.2.2;

5.9.4.3 before either the assignee or any guarantor for the assignee has become contractually bound to take the assignment of this lease or to give a guarantee (as the case may be) the assignee and the guarantor have made declarations or statutory declarations in response to the notice referred to in clause 5.11.4.3 relating to the relevant lease in a form complying with schedule 2 of the Order;

5.9.4.4 upon or before any assignment the Tenant making the application for the licence to assign shall give to the Landlord all necessary details of any works carried out to the Premises for the health and safety file required to be maintained under the Construction Regulations; and

5.9.4.5 if at any time prior to the assignment the circumstances (or any of them) specified in clause 5.9.3 are no longer satisfied the Landlord may revoke the licence by written notice to the Tenant.

5.10 Underletting and parting with possession

5.10.1 Not (save for an underletting in accordance with the provisions of clauses 5.10.2 and 5.10.3 and a parting with possession in accordance with clause 5.10.6) to underlet or part with the possession of the whole or any part of the Premises.

5.10.2 Not to underlet the Premises except as a whole and only after the expiry of 3 years commencing from the date hereof and after obtaining the consent of the Landlord which shall not be unreasonably withheld and producing to the Landlord in advance of the grant of the underlease (or, if earlier, in advance of entering into any prior agreement for the underlease) such evidence as the Landlord may reasonably require to show that the provisions of sections 24-28 of the Landlord and Tenant Act 1954 have been validly excluded together with an undertaking by the Tenant not to release the intended underlessee from or otherwise waive or modify that agreement. [

5.10.3 Notwithstanding the foregoing provisions of this clause 5.10 not to grant an underlease of the Premises (whether mediate or immediate) unless:-

5.10.3.1 the rent reserved by that underlease shall be at a rent which at the date of the grant of that underlease is equal to the rent reserved by this lease;

5.10.3.2 that underlease is granted on or subject to terms which do not require the payment of any fine or premium or reverse premium or the granting by the relevant underlessor of any rent free period in excess of three months; and

5.10.3.3 on or before the grant of that underlease the relevant underlessee shall deliver to the Landlord a covenant by the relevant underlessee with the Landlord to observe and perform during the period when the underlessee is bound by the tenant covenants of the underlease the tenant covenants contained in:-

5.10.3.3.1 this lease (except the covenant to pay the rent reserved by this lease); and

5.10.3.3.2 that underlease;

5.10.3.4 if the Landlord shall reasonably require it on or before the grant of that underlease one or more guarantors reasonably acceptable to the Landlord shall covenant by way of indemnity and guarantee (if more than one jointly and severally) with the Tenant and the Landlord in the terms set out in schedule 1 adapted to suit the circumstances in which the guarantee is given and with such other amendments as the Landlord may reasonably require;

5.10.3.5 that underlease imposes upon the relevant underlessee covenants conditions and provisions (which the Tenant covenants with the Landlord to operate and enforce):-

5.10.3.5.1 for re-entry by the relevant underlessor on breach of any covenant by the relevant underlessee;

5.10.3.5.2 no less onerous than those imposed upon the Tenant by or pursuant to this lease (except the covenant to pay the rent reserved by this lease);

5.10.3.5.3 prohibiting the relevant underlessee from doing or allowing any act or thing on or in relation to the Premises inconsistent with or in breach of the covenants and conditions imposed upon the Tenant by or pursuant to this lease;

5.10.3.5.4 restricting assignment, underletting and parting with possession in terms similar to those contained in this lease and upon the basis that the Landlord as well as the relevant underlessor shall have the right to approve of permissible dealings and to require direct covenants and guarantees;

5.10.3.5.5 requiring on each assignment of that underlease that the assignor of the underlease enters into an authorised guarantee agreement in favour of the Landlord in the terms set out in schedule 2 of this lease adapted to suit the circumstances in which the guarantee is given and with such other amendments as the Landlord may reasonably require; and

5.10.3.5.6 requiring the relevant underlessee to indemnify the Landlord against any compensation payable pursuant to statute by the Landlord to any person deriving title to the whole or part of the underlet premises through or under the relevant underlessee upon that person quitting where such compensation would not have been payable by the Landlord if the person quitting had been the lessee under a lease granted by the Landlord containing a clause in the form of clause 6.5;

5.10.3.6 the property to be underlet falls wholly within the Premises as comprised within this lease and does not include any property or any right over any property which is not demised by this lease; and

5.10.3.7 that underlease is otherwise in a form approved by the Landlord (such approval not to be unreasonably withheld or delayed).

5.10.4 Not to vary the terms or accept any surrender of any underlease except after obtaining the consent of the Landlord which shall not be unreasonably withheld.

5.10.5 Not to take any step (whether before or after the granting of any underlease) which would prevent the Landlord exercising any statutory right which the Landlord may at any time have in respect of any underlease whether in relation to the power to collect underlease rents or otherwise.

5.10.6 Not to part with possession of the Premises except (after obtaining the consent of the Landlord which shall not be unreasonably withheld or delayed) by means of sharing occupation of the Premises with any company which is throughout the period of such sharing a member of the same group as the Tenant (within the meaning of Section 42 of the Landlord and Tenant Act 1954) or is a supplier to the business carried on by the Tenant at the Property and without permitting any relationship of landlord and tenant to be created by the sharing.

5.11 Charging

5.11.1 Not to charge part only of the Premises.

5.11.2 Not to charge the whole of the Premises without the consent of the Landlord which shall not be unreasonably withheld or delayed.

5.12 Registration and information

5.12.1 Within one month after any assignment, charge, underlease, sub-underlease, parting with possession or any transmission or other devolution of an interest in the Premises or any part of the Premises to leave with the Landlord's solicitors two certified copies of the document effecting such transaction or (if the Landlord shall so accept in the alternative) a memorandum giving full details of the terms of such transaction and to pay to the Landlord's solicitors a fee of (pound)25 or such larger sum as the Landlord's solicitors shall reasonably require.

5.12.2 At the request of the Landlord from time to time to supply full details of:-

5.12.2.1 the character of the use of the Premises; and

5.12.2.2 any occupiers of the Premises and of the terms of any such occupations including any rents or payments in the nature of rent currently payable by any such occupiers and any provisions for the review of such rent.

5.13 Entry to remedy breach of covenant

5.13.1 To permit the Landlord after prior notice (or without notice in the case of emergency) to enter the Premises (without obligation to pay compensation to the Tenant) for the purpose of:-

5.13.1.1 viewing and recording their state and condition;

5.13.1.2 preparing a notice identifying any breaches of the Tenant's covenants and requiring the Tenant to remedy them;

5.13.1.3 remedying any breach of covenant for which the Tenant is liable (without prejudice to the Tenant's liability for such breach); or

5.13.1.4 taking any steps which the Landlord reasonably considers necessary because the Premises are vacant for example (but without limitation) securing the Premises against unlawful occupation or vandalism, putting the Premises into a safe, clean and tidy state, boarding or whitewashing the windows or placing a display or a sign or signs in the windows (but without any obligation on the Landlord to do so and without prejudice to any liability of the Tenant).

5.13.2 If the Landlord has given notice before expiry of the term of any breach of covenant relating to the state and condition of the Premises for which the Tenant is liable:-

5.13.2.1 to start the necessary remedial work within 30 days of the date of the notice or such longer period as is reasonable given the nature of the remedial works;

5.13.2.2 to proceed  diligently and without  interruption  to complete the work;
     and

5.13.2.3 to complete the work within such period or periods (which may continue after the expiry of the term) as the Landlord may specify in the notice (the Landlord acting reasonably) (or any longer period which the Landlord may allow the Tenant) provided that where any period continues after the expiry of the term, the Landlord must allow the Tenant reasonable access to the Premises for the carrying out of the work.

5.13.3 If the Tenant does not comply with clause 5.13.2 (whether the failure is to start the work, to proceed diligently with the work or to complete the work) then, without prejudice to the Tenant's liability for any breach of covenant:-

5.13.3.1 to allow the Landlord to enter the Premises and carry out the work in default; and

5.13.3.2 to pay within 21 days of receiving a written demand on a full indemnity basis and as a debt due all reasonable and proper costs and expenses (including fees of professional advisers) in connection with carrying out the work in default the Landlord having provided a detailed breakdown of such costs and expenses.

5.13.4 In any event to pay on demand on a full indemnity basis and as a debt due all reasonable and proper costs and expenses (including fees of professional advisers and, where the term has expired, loss of rent for the period from the expiry of the term until completion of the works at the rate payable immediately before the expiry of the term) arising from or in connection with the preparation and service of any such notice.

5.14 Inspection

     To permit the Landlord after reasonable prior notice (or without notice in the case of emergency) to inspect the Premises for any purpose.

5.15 Entry for repairs, etc.

     To permit the Landlord after not less than 1 weeks notice given by the Landlord to the Tenant (or at any time in an emergency) to enter the Premises without obligation to pay compensation to the Tenant but subject to the person exercising such right acting in a reasonable manner and if it shall be reasonable so to do making good any damage caused to the Premises without unreasonable delay:-

5.15.1 in connection with the maintenance, repair, alteration or development in accordance with clause 6.4 of, or the connecting up of Conduits to, the remainder of any neighbouring premises or anything serving or running through the Premises or any neighbouring premises;

5.15.2 to exercise a right, or to comply with an obligation of repair, maintenance or renewal under this lease; or

5.15.3 to comply with any requirements of any competent authority or any third party having legal rights over the Premises or any neighbouring premises.

5.16 On re-letting or sale of reversion

     To allow the Landlord upon reasonable notice and in any event subject to the Tenants security policy to enter the Premises when the Landlord reasonably foresees the prospect of re-letting the Premises or at any time when the Landlord wishes to sell the reversion in order to fix upon the Premises a noticeboard for the reletting or the sale of the Premises which shall not be removed or obscured but which shall not be fixed in such a position as to interfere with the Tenant's business and also for the purposes of showing prospective purchasers or tenants around the Premises at reasonable times during the day.

5.17 Compliance with Legal Requirements

5.17.1 To comply in all respects with the provisions of all Legal Requirements for the time being in force relating to the Premises.

5.17.2 Not to do or omit on or about the Premises any act or thing by reason of which the Landlord may under any Legal Requirement incur or have imposed upon it or become liable to pay any levy, penalty, damages, compensation, costs, charges or expenses and so far as the law allows to indemnify the Landlord against all such liability and in particular (but without prejudice to the generality of the foregoing) against any liability under the Factories Act 1961, the Offices Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Health and Safety at Work etc. Act 1974, the Control of Pollution Act 1974 and the Environmental Protection Act 1990 relating to the Premises to the extent that such liability is attributable to the negligent acts or omissions of the Landlord its servant and agents.

5.18 Expenses and rent loss

5.18.1 To pay to the Landlord or (as the case may be) any superior lessor, any mortgagee or their or the Landlord's respective professional advisers, as a debt due, all reasonable and proper costs and expenses properly and reasonably incurred by them in connection with:-

5.18.1.1 any material breach of covenant by the Tenant (including any reasonable and proper costs and expenses incurred in remedying the breach of covenant);

5.18.1.2 any notice requiring the Tenant to remedy a material breach of any of the Tenant's covenants;

5.18.1.3 the preparation and service of a schedule of dilapidations during or 2 months after the end of the term but if after the expiration of the Term only in respect of wants of repair occurring during the Term ;

5.18.1.4 any consent applied for under this lease unless the consent is withheld unreasonably or delayed; and

5.18.1.5 any request by the Tenant relating to the Premises (including where appropriate the approval of plans and specifications, the inspection of works and the issue of any certificate in respect thereof).

5.18.2 To pay to the Landlord a sum equal to rent at the rate payable by the Tenant immediately before the expiry or sooner determination of the term for the period which it would reasonably take to put the Premises into the state and condition in which they ought to have been if the Tenant had performed its obligations under this lease at the date upon which the term shall expire or determine less any income of the Landlord from the Premises during that period.

5.19 Town planning

5.19.1 After the expiry of 3 years commencing from the date hereof not to apply for planning permission for the Premises without the Landlord's prior consent which shall not be unreasonably withheld or delayed and for the avoidance of doubt during the first 3 years of the term of this lease the Tenant may apply for planning permission for the Premises without having to seek Landlord's prior written consent however the Tenant must notify the Landlord of its application and plans and keep the Landlord regularly informed of how the application is progressing and provide a copy of all decisions made to the Landlord as soon as reasonably possible and to notify the Landlord of its intention to implement the planning permission obtained (if any). The Landlord's prior consent is not required in respect of a planning permission sought in relation to the exercise of the right contained in clause 5.4.3 of this lease.

5.19.2 If the Landlord attaches reasonable conditions to any consent referred to in clause 5.19.1 not to apply for any relevant planning permission except in accordance with those conditions.

5.19.3 If the Tenant has not obtained the decision of the relevant planning authority within one year of the Landlord's consent under clause 5.19.1 the Landlord may by notice revoke such consent and the Tenant shall immediately withdraw the relevant application.

5.19.4 At all times during the term to comply with the provisions and requirements of the Planning Acts and of any planning permissions (and the conditions thereof) relating to or affecting the Premises.

5.19.5 Subject to clause 5.19.1 as often as necessary at the Tenant's expense to obtain and if appropriate renew all necessary planning permissions and serve all necessary notices required for the carrying out by the Tenant of any operations or the commencement or continuance by the Tenant of any use on the Premises constituting development.

5.19.6 To pay and satisfy any charge imposed under the Planning Acts for any development by the Tenant at the Premises.

5.19.7 In the event that consent is given as provided for in clause 5.21.1 Not to implement any planning permission before it has been produced to and acknowledged by the Landlord as satisfactory, the Landlord reserving the right to refuse to express such satisfaction if the period of such permission or anything contained in or omitted from it in the Landlord's or the Landlord's Surveyor's reasonable opinion would prejudice the Landlord's interest in the Premises either during or after the term the Landlord to act reasonably in this regard.

5.19.8 Unless the Landlord otherwise directs in writing to carry out and complete before the expiry or sooner determination of the term:-

5.19.8.1 any work required to be carried out at the Premises as a condition of any planning permission implemented by the Tenant or any subtenant or other occupier or predecessor in title of the Tenant whether or not the date by which the planning permission requires such works to be carried out is within the term; and

5.19.8.2 any development begun by the Tenant or any subtenant or other occupier or predecessor in title of the Tenant at the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy.

5.19.9 To indemnify the Landlord (so far as it may be lawful for the Tenant so to do) against any liability for tax or other imposition which may be imposed upon the Premises or the Landlord arising directly or indirectly out of any act or default of the Tenant.

5.19.10 If called on to produce to the Landlord and the Landlord's Surveyor all plans, documents and other evidence reasonably required by the Landlord to satisfy itself that this clause 5.19 has been complied with.

5.19.11 Subject always to compliance with clause 5.23 as soon as practicable to notify the Landlord of any order direction proposal or notice under the Planning Acts served on or received by the Tenant or coming to the Tenant's notice which affects the Premises and to produce to the Landlord if required any such order, direction, proposal or notice in the Tenant's possession and not to take any action in respect of such order, direction, proposal or notice without the Landlord's approval.

5.20 Value Added Tax

     To pay without deduction or set-off all VAT chargeable on all taxable supplies received by the Tenant under or in connection with this lease on the due date for making any payment or the passing of any non-monetary consideration in respect of the relevant supply or if there shall be no such payment or non-monetary consideration due then on whichever is the later of 10 working days after demand and the date on which that supply is made for VAT purposes the Landlord agreeing to provide a receipted valid and proper VAT invoice addressed to the Tenant within 14 days of receiving the payment.

5.21 Easements and encroachments

     Not to obstruct any window, light or way belonging to the Premises nor acknowledge that any light is enjoyed by consent of any other person nor grant to third parties rights over the Premises and to give immediate notice to the Landlord if any easement, right or encroachment affecting the Premises shall be made or attempted and at the Landlord's request to adopt such means as may be reasonably required to prevent or license such easement, right or encroachment.

5.22 Interest

     If and whenever the Tenant shall fail to pay the rent or any other monies due under this lease within 10 days of the due date (whether formally demanded or not) the Tenant shall pay to the Landlord Interest on such rent or other monies calculated from the due date until the date of payment.

5.23 Notices, etc. received

     Immediately on receipt from any public authority of any consent, notice, order, communication or proposal of any nature affecting the Premises to send a copy of the relevant document to the Landlord and at the Landlord's reasonable request to make or join the Landlord in making such objections or representations against or in respect of any such notice, order, communication or proposal as the Landlord deems reasonably expedient.

5.24 Indemnity

To keep the Landlord indemnified from and against all reasonable and proper expenses, demands, costs, loss and claims (including without limitation diminution in value of the Premises and damages for the loss of amenity of the Premises) arising from:-

5.24.1 Any material breach of the Tenant's covenants contained in this lease;

5.24.2 the use of the Premises (fair wear and tear excepted);

5.24.3 any works carried out during the term to the Premises;

5.24.4 any act, neglect or default by the Tenant, any subtenant or their respective servants or agents or any person on the Premises with the actual or implied authority of any of them.

5.25 Fire fighting

5.25.1 To keep the Premises supplied and equipped with all fire fighting and extinguishing appliances and fire detection equipment from time to time:-

5.25.1.1 required by law;

5.25.1.2 required by the insurers of the Premises or reasonably recommended by them; or

5.25.1.3 reasonably required by the Landlord.

5.25.2 To ensure that such appliances and equipment are kept open for inspection and properly maintained and not to obstruct the access to or means of working such appliances or equipment or the means of escape from the Premises in case of fire.

5.25.3 To take expeditiously all requisite steps to obtain any necessary fire certificate.

5.26 Security

5.26.1 To ensure that at all times the Landlord has notice of the name and address and telephone number of at least one keyholder of the Premises.

5.26.2 To provide for sufficient and adequate security and security systems for the Premises and to implement any reasonable proposals regarding security which the Landlord or any insurer or mortgagor of the Landlord may suggest.

5.27 Environmental Liability

5.27.1 In this clause 5.27:-

5.27.1.1 "Environmental Claim" means any written or oral notice whether formal or otherwise given by any person or body including without limitation any relevant enforcing or regulatory authority alleging liability or potential liability including (without limitation) investigatory costs, remedial costs, administrative costs, fines, damages and penalties arising out of or based on or resulting from either civil or criminal action relating to either the presence or release or escape into the environment of any Hazardous Materials and forming the basis of any infringement of any Environmental Laws;

5.27.1.2 "Environmental Laws" means all Legal Requirements relating to pollution of the environment (as defined in section 1(3) of the Environmental Protection Act 1990) including without limitation, those relating to Environmental Matters or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, keeping, disposal, transport or handling of Hazardous Materials or of goods containing Hazardous Materials; and

5.27.1.3 "Environmental Matters" includes but is not limited to waste (as defined in section 75 of the Environmental Protection Act 1990), contaminated land (as defined in section 78A(2) of the Environmental
     Protection Act 1990), discharges and emissions into any environmental medium, noise and vibration, heat, light and radiation, dangerous, hazardous or toxic substances and materials, nuisance (including statutory nuisance), health and safety.

5.27.2 To certify in writing to the Landlord  within 14 days receiving a written
     request,   that  the  terms  of  this  lease  insofar  as  they  relate  to
     Environmental Matters have been fully complied with.

5.27.3 To give the Landlord notice of the following as soon as reasonably possible after the Tenant has become aware of the same and to supply to the Landlord such further information relating to such matters as the Landlord may reasonably require:-

5.27.3.1 the presence at the Premises of any Hazardous Materials and any condition or occurrence on the Premises that either results or could result in the presence at the Premises of Hazardous Materials or in any breach of the terms of this lease relating to Environmental Matters or that might form the basis of an Environmental Claim in respect of the Premises or any adjoining premises;

5.27.3.2 any pending or threatened Environmental Claim in respect of the Premises or any adjoining premises.

5.27.4 Whenever reasonably required by the Landlord the Tenant shall, at the Landlord's option, either:-

5.27.4.1 carry out at the Tenant's expense such remedial works as the Landlord shall reasonably require to ensure that the Premises comply with all relevant Environmental Laws; or

5.27.4.2 grant the Landlord uninterrupted access to carry out such remedial works and reimburse the Landlord within 28 days of receiving a written demand all reasonable and proper costs and expenses of and associated with such remedial works.

5.27.5 To keep the Landlord indemnified from and against all Environmental Claims attributable to the Tenant its servants or agents.

5.28 Compliance with Construction Regulations

5.28.1 Where the Construction Regulations apply, to plan, carry out and complete any works to the Premises in all respects in accordance with the Construction Regulations.

5.28.2 Before commencing any works to which the Construction Regulations apply, to make a declaration that the Tenant is the client in respect of those works for the purposes of the Construction Regulations and to give to the Landlord a copy of that declaration and of the acknowledgement of it from the Health and Safety Executive (or such other authority as may from time to time be appropriate under the Construction Regulations).

5.28.3 Within one month after completion of any works to which the Construction Regulations apply to give to the Landlord all necessary details of those works for the health and safety file required to be maintained under the Construction Regulations and if the Tenant shall fail to do so the Landlord may enter the Premises to carry out at the cost of the Tenant such inspections and investigations (including removing or making copies of any documents) necessary to enable the Landlord to make a complete record of those works and to obtain such other information as that file should contain.

5.28.4 Where the Construction Regulations apply to any works undertaken by the Tenant or any undertenant to procure in favour of the Landlord a royalty-free irrevocable non-exclusive licence (which may be assigned or in respect of which sub-licences may be granted) to use and reproduce any and all documents relating to those works contained in the health and safety file and the designs and inventions contained in them for any purpose whatsoever connected with the Premises or the Landlord's Development.

5.28.5 To permit the Landlord to enter the Premises to inspect and take copies of any health and safety file maintained by the Tenant or any undertenant under the Construction Regulations.

5.28.6 At the expiry or sooner determination of the term to give to the Landlord any health and safety file relating to the Premises maintained by the Tenant or any undertenant pursuant to the Construction Regulations.

5.29 Consent to Landlord's release

     Not unreasonably to withhold consent to a request made by the Landlord under section 8 of the Landlord and Tenant (Covenants) Act 1995 for a release from the landlord covenants of this lease.

5.30 Tenant Covenants

5.30.1 To observe and perform the Tenant covenants and conditions contained in any documents granted pursuant to this lease (eg rent deposit deed).

5.30.2 To observe and perform the tenants covenants and conditions in a lease for a property in Cambridgeshire dated 14 June 2005 made between Alconbury Properties I Limited (1) and the Tenant (2) and to use reasonable endeavours to ensure that the tenant covenants and conditions contained in a lease for a property known as the Princeton Research Centre dated 14 June 2005 made between Alconbury Properties III Limited (1) and ServicePharm Inc are observed and performed by the tenant of that lease, provided that this obligation shall only apply for so long as the Tenant and ServicePharm Inc are members of the same group of companies (within the meaning of section 42 of the Landlord and Tenant Act 1954) and further provided that the obligation shall only apply so long as the lease in the Premises the Cambridgeshire Property and the Princeton Research Centre remain vested in ServicePharm Ltd (Company Number 5393793 and/or ServicePharm Inc.

5.31 Dealing with the Landlord

5.31.1 The Tenant shall inform the Landlord in writing who it nominates to act on its behalf in respect of any matters related to this lease and/or the Property and the Landlord covenants to only deal with such person unless it receives written notification from the Tenant that an alternative person has been authorised to act on its behalf.

5.31.2 The Landlord and Tenant each agree to designate a representative ("Representative") for purposes of transmitting information, receiving notices, and for conducting authorised discussions between the parties, such Representatives may be replaced or supplemented by the Landlord or Tenant as the case may be upon written notice to the other party. The Landlord's Representative is Andrew Baker and the Tenant's Representative is Brian Cass.

6    PROVISOS

6.1  Proviso for re-entry

6.1.1 At any time after any of the following events shall happen the Landlord may re-enter upon all or any part of the Premises if:-

6.1.1.1 the whole or any part of the rent shall be unpaid for 21 days after becoming payable whether formally demanded or not; or

6.1.1.2 there shall be any material breach of any of the tenant's covenants contained in this lease, any supplemental documents associated with this lease (including but not limited to a rent deposit deed entered into between the Landlord and Tenant) and which is not remedied within a reasonable period after the Tenant has been given notice thereof by the Landlord and in a lease for a property in Cambridgeshire dated 14 June 2005 made between Alconbury Properties I Limited (1) and the Tenant (2) or in a lease for a property known as the Princeton Research Centre dated 14 June 2005 and made between Alconbury Properties III Limited (1) and ServicePharm Inc. (2); or

6.1.1.3 the Tenant stops or suspends or threatens to stop or suspend payment of all or part of its debts, or is deemed for the purposes of any law to be unable to pay its debts as they fall due, or admits inability to pay its debts as they fall due each within the meaning of section 123(1) or (2) of the Insolvency Act 1986 or takes any step (including petition, proposal or convening a meeting) with a view to a moratorium or a composition, assignment or arrangement with any creditors (except in the case of the liquidation of a solvent company where a declaration of solvency has been filed with the Registrar of Companies for the purpose of amalgamation or reconstruction) or a meeting of the shareholders, managers or other officers of the corporation is convened for the purpose of making of an administration application under Schedule B1 to the Insolvency Act 1986 or the giving of notice under that Schedule or for considering any resolution for, or to petition for or to file documents for the winding-up, dissolution, administration or re-organisation of the corporation or any such resolution is passed or any person presents a petition or files documents for the winding-up, dissolution, administration or re-organisation of the corporation or an order for the winding-up or administration of the corporation is made or a liquidator, receiver, administrator, administrative receiver, trustee or similar officer of the corporation is appointed or any other formal step is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution or any other insolvency proceedings of the corporation or the corporation ceases to exist or is dissolved or suffers any distress or execution to be levied on the Premises; or

6.1.1.4 the Tenant stops or suspends or threatens to stop or suspend payment of all or part of a debt, or is deemed for the purposes of any law to be unable to pay a debt as it falls due, or admits inability to pay a debt or has no reasonable prospect of being able to pay a debt each within the meaning of Section 268 of the Insolvency Act 1986 (as amended from time to time) or makes an application to the court for an interim order under
     Section 253 of the Insolvency Act 1986 (as amended from time to time) or takes any step (including petition or proposal) with a view to a moratorium or a composition, assignment or arrangement with any creditors or to petition for or to file documents for the bankruptcy of the individual concerned or any person presents a petition or files documents for the bankruptcy of the individual concerned or an order for the bankruptcy or a bankruptcy restriction order pursuant to Schedule 4A of the Insolvency Act 1986 of the individual concerned is made or any other step is taken with a view to the bankruptcy or any other insolvency proceeding of the individual concerned or the individual concerned suffers any distress or execution to be levied on the Premises; or

6.1.2 If the Landlord shall re-enter in accordance with clause 6.1.1 then this demise shall thereupon terminate but without prejudice to any right of action or remedy of the Landlord in respect of any breach of covenant by the Tenant.

6.2  Exclusion of representations and warranties

6.2.1 The Tenant acknowledges that this lease has not been entered in reliance wholly or partly upon any statement or representation made by or on behalf of the Landlord save in so far as any such statement or representation is expressly set out in this lease or has been made in writing by the Landlord's solicitors to the Tenant's solicitors before the date of entry into this lease.

6.2.2 Nothing in this lease or in any consent or approval granted by the Landlord under this lease shall imply or warrant that the Premises may under the Planning Acts be used for the purpose authorised by this lease.

6.3  Service of notices

6.3.1 A notice under this lease must be in writing and is validly served if the recipient or its authorised agent acknowledges receipt or if:-

6.3.1.1 it is delivered by hand, or sent by Special Delivery or recorded delivery post; and

6.3.1.2 it is delivered or sent to any of the following addresses:-

6.3.1.2.1 the recipient's registered office (if the recipient is a company incorporated in Great Britain); or

6.3.1.2.2 the Premises if the recipient is the current Tenant or guarantor of the current Tenant; or

6.3.1.2.3 the latest address notified by the recipient to the Landlord (where the recipient is either the Tenant or the guarantor) or to the Tenant or the guarantor (where the recipient is the Landlord); or

6.3.1.2.4 where no other provision of clause 6.3.1.2 applies the recipient's address given in this lease.

6.3.2 Unless it is returned undelivered, a notice sent by Special Delivery or recorded delivery post is to be treated as served on the third working day after posting (Saturdays, Sundays, Christmas Day, Good Friday, and statutory bank holidays and other public holidays not being working days for the purposes of this clause 6.3) whenever and whether or not it is received.

6.3.3 A notice under this lease to the current Tenant or the guarantor of the current Tenant is sufficiently served if it is addressed to the Tenant or guarantor by that designation and without its name.

6.3.4 In this clause 6.3 "guarantor" includes a person who has entered into an authorised guarantee agreement.

6.3.5 The provisions of this clause 6.3 do not preclude the service of a notice under this lease by any other method authorised by any statute.

6.4  Development of neighbouring premises

     The Landlord shall be entitled to carry out or permit the development of any neighbouring premises or any part thereof and to build on or into any boundary wall of the Premises or to re-route any services in or access to the Premises or connect into any Conduits at the Premises provided it shall have given prior notification of its intentions (two months prior to such works commencing) to the Tenant and have consulted with and considered the Tenant's representations regarding such works without payment of compensation to the Tenant for any damage or otherwise, subject to the Landlord exercising such right in a reasonable manner in accordance with the requirements of clause 7.1 of this lease and making good any damage caused to the Premises and ensuring that any disruption is for as little time as reasonably possible and that an adequate alternative service or route is provided by the Landlord at the Landlord's cost but notwithstanding any diminution of light or air to the Premises.

6.5  Compensation on vacating or quitting

     Any statutory right of the Tenant to claim compensation from the Landlord on vacating or quitting the Premises shall be excluded as far as the law may allow.

6.6  Damage from services

     The Landlord shall not be liable to the Tenant or any other person claiming through the Tenant for any damage which may be caused by stoppage or defect of any plant or machinery in or service to the Premises or any neighbouring premises provided the same was not due to a negligent act on the part of the Landlord and/or its agents.

6.7  Landlord's liability

6.7.1 In any case where the facts are or should reasonably be known to the Tenant, the Landlord shall not be liable to the Tenant in respect of any failure of the Landlord to perform any of its obligations to the Tenant under this lease unless and until the Tenant has given the Landlord notice of the facts giving rise to the failure and the Landlord has not within a reasonable time remedied the failure.

6.7.2 Nothing in this lease shall render the Landlord liable (by implication of law or otherwise) for the doing of anything which the Landlord has not expressly covenanted to carry out provide or do.

6.7.3 The operation of Section 62 of the Law of Property Act 1925 shall be excluded from this lease and the only rights granted to the Tenant are those expressly set out in this lease and the Tenant shall not by virtue of this lease be deemed to have acquired or be entitled to and the Tenant shall not during the term acquire or become entitled by any means whatsoever to any easement from or over or affecting any other land or premises now or at any time after the date of this lease belonging to the Landlord and not comprised in this lease.

6.8  Rent demands

6.8.1 The demand for or the acceptance of rent or any other sums due under this lease by the Landlord or its agents shall not waive:-

6.8.1.1 any breach of the Tenant's covenants or the conditions contained in this lease (which breach shall for all purposes of this lease constitute a continuing breach); or

6.8.1.2 any liability attached to the non-performance of such covenants and conditions.

6.8.2 If the Landlord shall refrain from demanding or accepting rent or any other sums due under this lease then Interest shall be payable by the Tenant upon such rent or sums for the period during which the Landlord shall so refrain if the reason for the Landlord so refraining is that there is reasonable ground for believing that:-

6.8.2.1 the Tenant is in breach of any of the provisions of this lease; or

6.8.2.2 the Tenant might acquire against the Landlord a right or entitlement (including without limitation to the foregoing a right or entitlement to a new tenancy after the expiry of the contractual term granted by this lease).

6.9  Performance impossible

     Nothing in this lease shall render the Landlord or the Tenant liable in respect of any breach by them of the covenants, conditions or provisions of this lease if their performance and observance becomes impossible or illegal under the Planning Acts or any other Legal Requirement but subject as above the term of this lease and the rent payable shall not determine by reason only of a change, modification or restriction of the use of the Premises or obligations or requirements made or imposed after the date of this lease under or by virtue of any enactment.

6.10 Option to determine

6.10.1 In case of damage to or destruction of the Premises or any part thereof by an Insured Risk, Tenant will promptly give written notice thereof to Landlord. Within twenty (20) days after the date Tenant has knowledge of such damage or destruction by an Insured Risk, Tenant shall provide Landlord with a written certification of the time period within which the Premises can be restored (the "Repair Estimate"). The Repair Estimate shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord and Tenant cannot agree on the Repair Estimate, they shall submit the dispute to arbitration in accordance with Schedule 3 ("Arbitration"). If the Premises can be restored within 365 days after the date of such fire or other casualty (as set forth in the Repair Estimate, if approved by Landlord), Tenant shall promptly restore the Property in accordance with this Lease. If such restoration is anticipated to take more than 365 days to complete after the date of such damage or destruction by an Insured Risk (as set forth in the Repair Estimate if approved by Landlord), Tenant may terminate this Lease by providing written notice thereof to Landlord within sixty (60) days after Landlord's approval of Tenant's Repair Estimate.

6.10.2 If the damage or destruction by an Insured Risk occurs during the last two years of the term of this Lease, and if such restoration shall take more than 365 days to complete after the date of such damage or destruction by an Insured Risk (as set forth in the Repair Estimate if approved by Landlord), Tenant may terminate this Lease by providing written notice thereof to Landlord within 20 days after the date of such damage or destruction by an Insured Risk.

6.10.3 If Tenant elects to terminate this Lease, Tenant shall assign to Landlord and Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant to the extent of its insurable interest.

6.10.4 The obligations contained in clause 6.9 will not apply in relation to those buildings on the Premises which are identified on the schedule attached hereto and titled "Old Buildings"

6.11 Distraint

     All monies payable by the Tenant under this lease not expressly reserved as rent shall be a charge on the Premises and recoverable as for rent in arrear.

6.12 Value Added Tax

6.12.1 All sums payable by the Tenant under or in connection with this lease are exclusive of any VAT which may be chargeable.

6.12.2 The Landlord shall not be obliged to exercise any election to waive exemption from VAT in relation to the Premises.

6.12.3 Every obligation on the Tenant under or in connection with this lease to indemnify the Landlord or any other person against any liability includes an obligation to indemnify against any VAT chargeable in respect of that liability.

6.13 Tenant's Warranty

     The Tenant warrants that prior to the execution of this lease it has disclosed to the Landlord in writing any matter (including but not limited to any conviction judgment or finding of any court or tribunal relating to the Tenant or any director officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance in respect of any of the Insured Risks with a reputable insurance company or Lloyd's syndicate in either case independent of the Tenant.

6.14 Rights of third parties

     No one may enforce any term of this lease by virtue of the Contracts (Rights of Third Parties) Act 1999.

6.15 Security Deposit

6.15.1 Tenant shall provide a security deposit ("Security Deposit") to the Landlord upon the Landlord completing the refinancing or restructured financing of the mortgage debt secured against the Landlord's Land and the Premises.

6.15.2 Such Security Deposit shall be in an amount equal to three months of the Rent payable by the Tenant at the time in which such refinancing or restructured financing occurs. The Security Deposit will be held in accordance with a rent deposit deed the form of which is attached hereto and the parties shall execute this deed and complete the same as soon as reasonably possible. Such Security Deposit shall be returned to Tenant after and it has shown that it has paid rent due under this Lease on time for a minimum of three (3) successive years.

6.15.3 If at any time during the term of this lease there is a Change of Control of the Tenant or the Guarantor, then the Tenant shall redeposit the Security Deposit with the Landlord in the manner provided for in this clause 6.15 and then a further three (3) consecutive years of timely rent payments under all Affiliated Leases will be required before release of the Security Deposit.

7    TENANT'S EFFECTS

7.1 The Tenant irrevocably appoints the Landlord to be the Tenant's agent to store or dispose of any effects left by the Tenant on the Premises for more than seven days after the expiry or sooner determination of the term subject to any conditions which the Landlord thinks fit and without the Landlord being liable to the Tenant save to account for the net proceeds of sale less the cost of storage (if any) and any other expenses reasonably incurred by the Landlord.

7.2 Any goods or other effects left at the Premises on or after the expiry or sooner determination of the term shall be subject to a lien in favour of the Landlord in respect of any liability of the Tenant to the Landlord pursuant to or arising out of this lease and the Landlord shall have power to sell or otherwise dispose of all such goods and effects on whatever terms the Landlord shall think fit and to apply the net proceeds of such sale or disposal towards satisfaction of such liability.

8    LANDLORD'S COVENANTS

8.1 The Landlord covenants with the Tenant that the Tenant shall have quiet enjoyment of the Premises against the Landlord and all persons claiming title through the Landlord.

8.2 The Landlord covenants with the Tenant that in relation to the Landlord's Land it shall promptly deal with any unlawful occupiers or protestors who may go on to such land (such action to include but is not limited to co-operating with the Tenant (at the Tenant's cost) in respect of any litigation against or seeking injunctive relief against such unlawful occupation) and take all reasonable steps to ensure that such security is in place over the Landlord's Land to ensure that such unlawful occupation cannot take place or occur and consider the reasonable representations of the Tenant in this regard.

9    GUARANTEE

     The Guarantor covenants with the Landlord by way of indemnity and Guarantee in the terms set out in Schedule 1.

10   OPTION TO RENEW

10.1 If the Tenant wishes to take a further lease ("the Further Lease") of the Premises commencing on the day after the last day of the Term and gives written notice of that wish (and if at the time the Tenant serves the notice there is a guarantor then the Guarantor must also sign such notice) to the Landlord not less than 12 months and not more than 18 months prior to this date then the Landlord shall grant to the Tenant (and if there is a guarantor then the Guarantor shall agree to act as a guarantor under the Further Lease) a Further Lease of the Premises for a term of five years commencing on the day following the expiry of the Term on the same terms and conditions as this Lease.

10.2 (a) The yearly rent reserved by the Further Lease is to be in accordance with the rent schedule headed "Option 1 - Rent Schedule" which is attached to this Lease.

     (b) The following shall be included in place of clause 10.1 in the Further Lease:-

"10.1 If the Tenant wishes to take a Further Lease ("the Further  Lease") of the
     Demised Premises on the day after the expiry of the Term and gives written notice of that wish (and if at the time the Tenant serves the notice there is a guarantor then the Guarantor must also sign such notice) to the Landlord not less than 12 months and not more than 18 months prior to this date then the Landlord shall grant to the Tenant (and if there is a guarantor then the Guarantor shall agree to act as a guarantor under the Further Lease) a further lease of the Demised Premises for a term of five years commencing on the day following the expiry of the Term on the same terms and conditions as this Lease except as to the matters contained in clause 10.2 of this Lease on the same terms and conditions as this lease except as to the matters contained in clause 10.2 of this lease and this clause 10.1 shall be excluded.

10.2 The yearly rent first reserved by the Further Lease is to be in accordance with the rent schedule headed "Option 2 - Rent Schedule" which is attached to this lease."

10.3 The option in this clause 10 is to be of no effect if the Tenant fails to protect it by notice, caution or other appropriate entry under the Land Registration Act 1925 within two months after the date of this Lease and the Landlord hereby consents to the entering of such notice, caution or other appropriate entry as aforesaid on its title to the Premises registered at HM Land Registry.

10.4 The Landlord shall produce the engrossments of the Further Lease and the counterpart and the Tenant and the Guarantor (if any) shall execute the counterpart and deliver it to the Landlord on completion.

11   BUILDING ADDITION

     The Tenant may elect to expand the gross rentable square footage at the Premises by construction of new buildings or additions to current buildings at the Premises ("the Building Additions"), subject to the following requirements:-

11.1 the construction of all Building Additions shall be governed by the same requirements that are applied to Alterations, and the undertaking or repair and maintenance shall be in the same manner as required of Alterations, except that the Building Additions shall not be required to be removed, but only the fixtures, equipment, and other work which is neither a building, building system, or structural element of a building would need to be removed at the conclusion of the lease term;

11.2 the Tenant's rights to make Building Additions shall be unfettered for the first three years of the term and thereafter the prior written consent of the Landlord shall be required such consent not to be unreasonably withheld or delayed;

11.3 the Building Additions shall be added to and become a part of the Premises and shall be governed in all respects by the terms of this lease;

11.4 the Tenant may elect to construct the Building Addition at its sole cost either by using its own forces, or by requesting the Landlord to perform such work, subject to Landlord and Tenant agreeing to the terms of such undertaking by Landlord;

12   CHANGE OF CONTROL

     The Tenant shall not without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed undergo a Change in Control or permit or suffer a Change in Control of the Guarantor. In the event the Tenant desires to make a Change of Control the Tenant shall give written notice thereof to Landlord at least thirty (30) days prior to the proposed effective date of such Change of Control, which notice shall set forth the name and address of the proposed transferee or other relevant person or entity (a "Transferee") and include copies of financial reports and other relevant financial information of the proposed Transferee. Such notice shall also include a true and complete copy of the documents providing for the Change of Control and sufficient other information to permit the Landlord to determine the financial responsibilities of the proposed Transferee.

13   PRE-EMPTION

13.1.1 The Landlord covenants with the Tenant that it shall not during the term of this Lease allow a marketing for sale and/or a Disposition of the whole or part of the Property unless it has first given at least 90 days prior written notice ("the Landlord's Notice") to the Tenant that it proposes to do so, giving full and accurate particulars of the proposed terms under which the Landlord would agree to sell the Property to the Tenant including a proposed offering price for the Property.

13.1.2 The Tenant shall within 15 days of the date of the Landlord's Notice give to the Landlord written notice ("the Tenant's Notice") that it wishes to purchase the Property on the terms as set out in the Landlords Notice. If the Tenant fails to serve a Tenant's Notice within the aforementioned 15 days the Tenant shall be deemed not to intend to exercise its rights of pre-emption and the Landlord shall be deemed to have complied with the provisions hereunder and shall be entitled to proceed to deal with the Property during the period of 12 months after the expiration of the aforementioned 15 day period to serve a Tenant's Notice as it sees fit although it must not dispose of the Property for an amount less than 5% below the price offered to the Tenant in the Landlord's notice and on terms no less beneficial to those offered to the Tenant and after the expiration of the 12 month period if there has been no disposal then the provisions of this clause will continue to apply.

13.1.3 If the Tenant shall serve the Tenants Notice to purchase the Property the following conditions shall apply:

13.1.3.1 the estate and interest of the Landlord in the Property shall be sold subject to the Standard Commercial Property Conditions (Second Edition) so far as they are applicable to and not inconsistent with or varied (expressly or impliedly) by these conditions of sale;

13.1.3.2 the purchase shall be completed within 30 days after the date of the Tenant's Notice;

13.1.3.3 the purchase shall be effected by a contract for sale and transfer the form of which determined by the parties acting reasonably but so far as possible based on the contract for sale dated 14 June 2005 made between the Huntingdon Life Sciences Limited (1) and the Landlord (2);

13.1.3.4 the purchase of the Property shall be made with vacant possession (other than in respect of this lease) on completion and free of all financial charges;

13.1.3.5 the purchase shall be on the basis that the Landlord knows of no overidding interests (whether legal or equitable) or other encumbrances affecting the Landlord's estate and interest in the Property other than those disclosed in the Landlord's Notice;

13.1.4 If the Tenant does not serve the Tenant's Notice or complete the purchase within the 30 day period in accordance with this clause 13.1 the Tenant shall have no further rights in respect of the Property other than in respect of those rights provided for by this lease;

13.1.5 Where the Tenant does not serve a Tenants Notice  pursuant to this clause
     13.1 and the Landlord proceeds to deal with the Property the Tenant shall not interfere, impede or (whether by act or omission) do anything which would adversely affect the Landlord's marketing, and/or sale of the Property.

13.1.6 Where the Tenant does not serve a Tenant's Notice and the Landlord receives an offer to purchase the Property for a sum less than 5% less than the price stated in the Landlord's Notice, the Landlord shall not be permitted to dispose of the Property without first serving written notice of the price offered and terms agreed upon to the Tenant and in such case the Tenant shall have 15 days in which to confirm that it will purchase the Property upon those terms and for that price and in such circumstances clause 13.1.3 shall apply

13.2 The Tenant may without the consent of the Landlord transfer the benefit of the pre-emption contained in this clause 13 to an Associate of the Tenant within the meaning of Section 435 of the Insolvency Act 1986 ("Associate") and following such transfer it shall give written notice to the Landlord of the assignment.

13.3 The Tenant shall not exercise the pre-emption contained in this clause 13:-

13.3.1 during the final 24 months of the term;

13.3.2 if it is in material breach of a tenant covenant contained in this lease and has failed to remedy the same within a reasonable time given the nature of such breach;

13.3.3 has vacated the Property Premises; or

13.3.4 has sublet more than 10% of the Premises.

14   EXCLUSION OF LANDLORD AND TENANT ACT 1954 SECTIONS 24-28

14.1 The Landlord and the Tenant have agreed that the provisions of section 24 to 28 of the Landlord and Tenant Act 1954 shall not apply to this lease.

14.2 The Tenant confirms that, before it became contractually bound to enter into the tenancy created by this lease:-

14.2.1 the Landlord served on the Tenant a notice dated 7 June 2005 in relation to the tenancy created by this lease in a form complying with the requirements of schedule 1 of the Order;

14.2.2 the Tenant (or a person duly authorised by the Tenant) made a statutory declaration ("the Declaration") dated 13 June 2005 in a form complying with the requirements of schedule 2 of the Order.

14.3 Where the Declaration was made on behalf of the Tenant the Tenant confirms that the person making it had the Tenant's authority to do so.

14.4 The Landlord and the Tenant confirm that this lease was not granted pursuant to any agreement for lease.

15   JURISDICTION

15.1 This lease shall be governed by and construed in accordance with the English Law;

15.2 It is hereby agreed that if any party has a claim against the other arising out of or in connection with this lease such claim shall be referred to the High Court of Justice of England to the exclusive jurisdiction of which each party hereto irrevocably submits.

                                   SCHEDULE 1

                              Contractual Guarantee

1    In this Schedule:-

1.1 "Principal" means the person who is or is to become the Tenant and whose obligations under this lease and any authorised guarantee agreement the Guarantor has been required by the Landlord to guarantee, but shall not include any successor in title of that person;

1.2  "Trigger Event" means:-

1.2.1 disclaimer of this lease while the Principal is bound by the tenant covenants of this lease;

1.2.2 forfeiture of this lease while the Principal is bound by the tenant covenants of this lease; or

1.2.3 while the Principal (being a corporation) is the Tenant, the dissolution or ceasing to exist of the Principal;

1.3 references to the period during which the Principal is bound by the tenant covenants of this lease include any agreed or statutory continuation of the term granted by this lease; and

1.4 the Guarantor covenants as principal debtor and by way of indemnity and guarantee.

2    The liability of the Guarantor shall not be affected by:-

2.1  any time or indulgence granted by the Landlord to the Principal;

2.2  any variation of this lease;

2.3  the Principal being dissolved or otherwise ceasing to exist;

2.4      the surrender of part of the Premises; or

2.5 any other act or thing by which the Guarantor would otherwise have been released.

3 The Guarantor covenants with the Landlord that, while the Principal is bound by the tenant covenants of this lease (or would be so bound but for the happening of a Trigger Event):-

3.1 the Principal will pay the rents reserved by this lease and observe and perform the tenant covenants contained in this lease; and

3.2 if the Principal fails to pay the rent or to observe and perform the tenant covenants or if the Landlord refuses any tender of rent (at a time when the Landlord is entitled or would, after service of a notice under section 146 of the Law of Property Act 1925, be entitled to re-enter the Premises) or if a Trigger Event occurs the Guarantor will:-

3.2.1 pay the rent and observe and perform the tenant covenants; and

3.2.2 indemnify the Landlord against all claims, demands, loss, damages, liability, costs and expenses sustained by the Landlord by reason of or arising in any way out of the Principal's failure to pay the rent or to observe and perform the tenant covenants.

4.1 Paragraphs 4.2 and 4.4 of this Schedule apply (without prejudice to any other rights of the Landlord against the Guarantor or any other person) if there is a Trigger Event.

4.2 The Guarantor covenants that, if required in writing by the Landlord within two months of the Landlord receiving notice of a Trigger Event occurring, the Guarantor will enter into a new lease of the Premises on the terms set out in paragraph 4.3 of this Schedule and shall:-

4.2.1 pay the costs of the new lease; and

4.2.2 execute and deliver to the Landlord a counterpart of the new lease and such related documents as the Landlord may reasonably require.

4.3 The new lease referred to in paragraph 4.2 of this Schedule shall take effect from the date of the Trigger Event and shall be on the following terms:-

4.3.1 for a term equal to the residue of the term of this lease which would have remained had the Trigger Event not occurred;

4.3.2 at the rent reserved by this lease on the date of the Trigger Event (or, if required by the Landlord, such higher rent as would have been reserved by this lease on the date on which the new lease is granted if this lease had continued in force and the rent had been reviewed in accordance with the terms of this lease) subject to review on the same terms and dates as provided by this lease; and

4.3.3 otherwise subject to the same covenants and conditions as in this lease (save that the Guarantor shall not be required to procure a guarantor of its obligations under the new lease).

4.4 The Guarantor covenants with the Landlord to pay on demand an amount calculated in accordance with paragraph 4.5 of this Schedule if:-

4.4.1 a Trigger Event occurs; and

4.4.2 the Guarantor's obligations under paragraph 3 of this Schedule are determined; and

4.4.3 the Landlord does not require the Guarantor to accept a new lease in accordance with paragraph 4.2 of this Schedule; and

4.4.4 either (in the case of disclaimer) no vesting order is made in respect of this lease or (in the case of forfeiture) relief from forfeiture has not been granted to any person.

4.5 The amount referred to in paragraph 4.4 of this Schedule shall be equal to the rent reserved by this lease for the period commencing with the date of the Trigger Event and ending on the earlier of:-

4.5.1 the date six months after the Trigger Event; and

4.5.2 the date (if any) upon which the Premises are re-let.

5.1 Paragraph 5.2 of this Schedule applies while the Principal is bound by an authorised guarantee agreement.

5.2  The Guarantor covenants with the Landlord that:-

5.2.1 the Principal will observe and perform its obligations in the authorised guarantee agreement; and

5.2.2 if the Principal fails to observe and perform its obligations in the authorised guarantee agreement the Guarantor will:-

5.2.2.1 observe and perform those obligations; and

5.2.2.2 indemnify the Landlord against all claims, demands, loss, damages, liability, costs and expenses sustained by the Landlord by reason of or arising in any way out of the Principal's failure to observe and perform those obligations.

6 Any provision of this Schedule which is rendered void by virtue of section 25 of the Landlord and Tenant (Covenants) Act 1995 shall be severed from all remaining provisions and the remaining provisions shall be preserved.

7    If any provision in this Schedule  extends  beyond the limits  permitted by section 25 of the Landlord and Tenant (Covenants) Act 1995 that provision shall be deemed to be varied so as not to extend beyond those limits.


                                   SCHEDULE 2

                         Authorised Guarantee Agreement

1    In this Schedule:-

1.1 "Assignor" means the Tenant who has applied for licence to assign (but includes any former Tenant who by virtue of section 11 of the Landlord and Tenant (Covenants) Act 1995 was not released on any earlier assignment of this lease) and where more than one person comprises the Assignor the expression shall include all or either or any such persons and obligations expressed or implied to be made by any of them shall be deemed to be made by such persons jointly and severally;

1.2  "Assignee" means the person to whom this lease is to be assigned

1.3  "Trigger Event" means:-

1.3.1 disclaimer of this lease;

1.3.2 forfeiture of this lease; or

1.3.3 while the Assignee (being a corporation) is the Tenant, the dissolution or ceasing to exist of the Assignee;

1.4 references to the period during which the Assignee is bound by the tenant covenants of this lease include any agreed or statutory continuation of the term granted by this lease; and

1.5  the Assignor covenants as principal debtor and guarantee.

2    The liability of the Assignor shall not be affected by:-

2.1  any time or indulgence granted by the Landlord to the Assignee;

2.2  any variation of this lease;

2.3  the Assignee being dissolved or otherwise ceasing to exist;

2.4  the surrender of part of the Premises; or

2.5 any other act or thing by which the Assignor would otherwise have been released.

3 The Assignor covenants with the Landlord that, while the Assignee is bound by the tenant covenants of this lease (or would be so bound but for the happening of a Trigger Event):-

3.1 the Assignee will pay the rents reserved by this lease and observe and perform the tenant covenants contained in this lease; and

3.2 if the Assignee fails to pay the rent or to observe and perform the tenant covenants or if the Landlord refuses any tender of rent (at a time when the Landlord is entitled or would, after service of a notice under section 146 of the Law of Property Act 1925, be entitled to re-enter the Premises) or if a Trigger Event occurs the Assignor will:-

3.2.1 pay the rent and observe and perform the tenant covenants; and

3.2.2 indemnify the Landlord against all claims, demands, loss, damages, liability, costs and expenses sustained by the Landlord by reason of or arising in any way out of the Assignee's failure to pay the rents or to observe and perform the tenant covenants.

4.1 Paragraphs 4.2 and 4.4 of this Schedule apply (without prejudice to any other rights of the Landlord against the Assignor or any other person) if there is a Trigger Event.

4.2 The Assignor covenants that, if required in writing by the Landlord within two months of the Landlord receiving notice of a Trigger Event occurring, the Assignor will enter into a new lease of the Premises on the terms set out in paragraph 4.3 of this Schedule and shall:-

4.2.1 pay the costs of the new lease; and

4.2.2 execute and deliver to the Landlord a counterpart of the new lease and such related documents as the Landlord may reasonably require.

4.3 The new lease referred to in paragraph 4.2 of this Schedule shall take effect from the date of the Trigger Event and shall be on the following terms:-

4.3.1 for a term equal to the residue of the term of this lease which would have remained had the Trigger Event not occurred;

4.3.2 at the rent reserved by this lease on the date of the Trigger Event (or, if required by the Landlord, such higher rent as would have been reserved by this lease on the date on which the new lease is granted if this lease had continued in force and the rent had been reviewed in accordance with the terms of this lease) subject to review on the same terms and dates as provided by this lease; and

4.3.3 otherwise subject to the same covenants and conditions as in this lease (save that the Assignor shall not be required to procure an authorised guarantee agreement in respect of its obligations under the new lease).

4.4 The Assignor covenants with the Landlord to pay on demand an amount calculated in accordance with paragraph 4.5 of this Schedule if:-

4.4.1 a Trigger Event occurs; and

4.4.2 the Assignor's obligations under paragraph 3 of this Schedule are determined; and

4.4.3 the Landlord does not require the Assignor to accept a new lease in accordance with paragraph 4.2 of this Schedule; and

4.4.4 either (in the case of disclaimer) no vesting order is made in respect of this lease or (in the case of forfeiture) relief from forfeiture has not been granted to any person.

4.5 The amount referred to in paragraph 4.4 of this Schedule shall be equal to the rent reserved by this lease for the period commencing with the date of the Trigger Event and ending on the earlier of:-

4.5.1 the date six months after the Trigger Event; and

4.5.2 the date (if any) upon which the Premises are re-let.

5 Any provision of this Schedule which is rendered void by virtue of section 25 of the Landlord and Tenant (Covenants) Act 1995 shall be severed from all remaining provisions and the remaining provisions shall be preserved.

6    If any provision in this Schedule  extends  beyond the limits  permitted by section 25 of the Landlord and Tenant (Covenants) Act 1995 that provision shall be deemed to be varied so as not to extend beyond those limits.



Signed as a deed by Andrew Baker
a duly authorised (in                           Signature(s):/s/ Andrew Baker
accordance with the law of the
British Virgin Islands) attorney in fact of
ALCONBURY PROPERTIES II LIMITED (a company
incorporated in the British Virgin
Islands) for and on its behalf in the
presence of:-                                   Attorney in fact

Witness Signature /s/ Zack Phillips

Witness Name  Zack Phillips

Address 200 Clarendon 27th Flr Boston MA 02116

Occupation Attorney




Date:    2 June 2005
Ref:     790/350257

Signed as a deed by SERVICEPHARM LIMITED
acting by [a director and its secretary]
[two directors]                                      Signature:/s/ Mark Bibi

                                                                     Director

                                               Signature:/s/ Richard Michaelson

                                                             Secretary/Director

Signed as a deed by LIFE SCIENCES
RESEARCH INC. a company                    Signature(s):/s/ Mark Bibi
incorporated in [Maryland U.S.A.]
by Mark Bibi being [a] person[s] who in
accordance with the laws of that
territory [is] [are] acting under the
authority of the Company                   Authorised [signatory] [signatories]





Date:    2 June 2005
Ref:     790/350257